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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to the combined financial statements of Global Companies LLC and Affiliates dated March 31, 2005 (except Note 11, as to which the date is July 29, 2005) included in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Global Partners LP dated September 15, 2005.

                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 15, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM